Exhibit J

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of August 2, 2017, is entered into by and among Gary Winemaster (the “Seller”), and Weichai America Corp., an Illinois corporation (the “Purchaser”). Each of the Seller and the Purchaser are sometimes referred to herein as a “Party” and together as the “Parties” to this Agreement.

Recitals

WHEREAS, the Seller owns shares of common stock, par value $0.001 per share (“Company Common Stock”), of Power Solutions International, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, 200,000 shares of Company Common Stock (the “Subject Shares”) for a price per share of $9.50, subject to the terms and provisions of this Agreement; and

WHERAS, as part of the transaction contemplated hereby, immediately prior to the Closing (as defined in Section 3 below), the Purchaser agrees to release its security interest in the Subject Shares, subject to the terms and provisions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Share Purchase. Subject to the terms and conditions of this Agreement, at the Closing the Seller agrees to sell the Subject Shares to the Purchaser, and the Purchaser agrees to purchase the Subject Shares from the Seller. The purchase price for the Subject Shares shall be $9.50 per share, resulting in a total purchase price of $1,900,000.00 due to the Seller from the Purchaser (the “Purchase Price”), and which shall be payable in cash at the Closing.

2.    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any kind whatsoever in the nature of taxes imposed by any United States federal, state, local or foreign or other taxing authority and any penalties and interest arising therefrom) incurred in connection with and/or resulting from the transfer of Subject Shares contemplated hereunder shall be borne and paid by the Seller. The Seller shall, at his own expense, timely file any tax return or other document with respect to such taxes.

3.    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company, on August 4, 2017, or on such other date as the Parties may mutually determine (the “Closing Date”).

4.    Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver the Purchase Price to the Seller by wire transfer of immediately available funds to an account designated by the Seller.

5.    Closing Deliveries by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser, a certificate or certificates or evidence of book-entry notation, registered in the name of the Purchaser, representing the Subject Shares together with assignments separate from certificates with respect to the Subject Shares, sufficient to transfer the title of the Subject Shares to the Purchaser on the books of the Company.

6.    Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that the statements contained in this Section 6 are true and correct as of the date of Closing.

(a)    Power, Legal, Valid and Binding Obligations. The Seller has all necessary power and capacity to execute and deliver this Agreement and each of the other agreements and instruments contemplated hereby (collectively, the “Ancillary Documents”) and to perform, observe and comply with all of his agreements and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents to which the Seller is or will be a party have been or will be duly and validly executed by the Seller and, upon delivery thereof by the Seller, will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

(b)    No Conflict. None of the execution, delivery or performance by the Seller of this Agreement or any Ancillary Document to which the Seller is or will be a party will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) any contract, agreement or other instrument to which the Seller is a party or by which the Seller or its assets or property is bound or (b) any law, statute, rule, regulation, ordinance, writ, order or judgment to which the Seller is subject or by which it or its assets or property is bound.

(c)    Title to Shares; Liens and Encumbrances. The Seller is the legal and beneficial owner of the Subject Shares and holds such Subject Shares free and clear of all liens, pledges, options, claims, encumbrances and other security arrangements or restrictions of any kind (collectively, “Liens”) other than restrictions under that certain Stock Pledge Agreement, dated as of March 31, 2017, by and among the Seller, Kenneth Winemaster and the Purchaser (the “Pledge Agreement”), and upon delivery of the Subject Shares to the Purchaser pursuant to the terms of this Agreement, the Purchaser will receive good and marketable title thereto, free and clear of any and all Liens.

(d)    Legal Matters. There is no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best of the Seller’s knowledge, threatened against or involving the Seller which challenges the validity of this Agreement and each of the Ancillary Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby. The Seller is not subject to any judgment, order or decree entered into in any lawsuit or proceeding which will have an adverse effect on the transactions contemplated hereby.

7.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the statements contained in this Section 6 are true and correct as of the Closing.

(a)    Power, Legal, Valid and Binding Obligations. The Purchaser is a duly incorporated and validly existing corporation organized under the laws of the State of Illinois. The Purchaser has all necessary power and capacity to execute and deliver this Agreement, and to perform, observe and comply with all of its agreements and obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been or will be duly and validly executed by the Purchaser and, upon delivery thereof by the Purchaser, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms.

(b)    No Conflict. None of the execution, delivery or performance by the Purchaser of this Agreement will (with or without the giving of notice, the lapse of time or both) conflict with, result in a breach or violation of or constitute a default under (a) any contract, agreement or other instrument to which the Purchaser is a party or by which it or its assets or property is bound or (b) any law, statute, rule, regulation, ordinance, writ, order or judgment to which the Purchaser is subject or by which it or its assets or property is bound.

(c)    Legal Matters. There is no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best of the Purchaser’s knowledge, threatened against or involving the Purchaser which challenges the validity of this Agreement or any action taken or to be taken by the Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby. The Purchaser is not subject to any judgment, order or decree entered into in any lawsuit or proceeding which will have an adverse effect on the transactions contemplated hereby. The Purchaser is acquiring the Subject Shares for its own account for the purpose of investment and not with a view to the distribution or resale thereof and understands that the Subject Shares will not be registered under the Securities Act of 1933 or under any securities law or blue sky law of any jurisdiction and, therefore, none of the Subject Shares can be sold, assigned, transferred, pledged or other disposed of without registration under the Securities Act of 1933 and under any other applicable laws unless an exemption from registration thereunder is available.

8.    Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that the statements contained in this Section 8 are true and correct as of the Closing.

(a)    Each Party has received and carefully reviewed certain public filings of the Company with the U.S. Securities and Exchange Commission (which each of the Parties acknowledge are not current), other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to enter into this Agreement.

(b)    Each Party has made its own decision to consummate the transactions contemplated by this Agreement based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, prudent or advisable. Each Party has made its own decision concerning the transactions contemplated by this Agreement without reliance on any representation or warranty of, or advice from, the other Party (other than the representations and warranties expressly set forth in this Agreement) and without reliance on any information from, representation or warranty of, or advice from, the Company. Neither Party nor anyone affiliated with such Party has made any representations or warranties, express or implied, regarding the Company, the Subject Shares or any aspect of the transactions contemplated by this Agreement, except as specifically, and not by implication, set forth in this Agreement.

(c)    Each Party acknowledges and understands that the other Party and its affiliates (whether as officers of the Company or members of the board of directors of the Company) may possess material non-public information that may impact the value of the Subject Shares (the “Information”), that such Party has not disclosed to the other Party, including without limitation, (a) information received by principals and employees of such Party or the Company, and (b) information received on a privileged basis from the attorneys and financial advisers representing the Company. Each Party understands, based on its experience, the disadvantage to which it may be subject due to the disparity of information between the Parties. Notwithstanding this, each Party has deemed it appropriate to engage in the transactions contemplated by this Agreement.

(d)    Each Party agrees that the other Party and the Company and their respective affiliates, principals, stockholders, partners, employees and agents shall have no liability to such Party or its principals, partners, employees or agents, whatsoever due to or in connection with the Information or otherwise as a result of the transactions contemplated hereby, and each Party hereby irrevocably waives any claim that it might have based on the failure of the other Party or the Company and their respective affiliates, principals, stockholders, partners, employees and agents to disclose the Information.

9.    Release of Security Interest in Subject Shares. In reliance upon the representations, warranties and covenants made by the Seller hereunder, the Purchaser hereby releases its security interest in the Subject Shares, and only the Subject Shares, granted to it by the Seller pursuant to that certain stock pledge agreement, dated as of March 31, 2017, by and among the Seller, Kenneth Winemaster and the Purchaser (the “Stock Pledge Agreement”) and waive the compliance with (i) Article III of that certain shareholders agreement, dated as of March 20, 2017, by and among the Company, the Purchaser, and each of the persons listed on Exhibit A thereto (the “Shareholders Agreement”), and (ii) any other provision in the Stock Pledge Agreement or the Shareholders Agreement, in each case to the sole extent that such sections or provisions would limit or otherwise prohibit the transactions contemplated by this Agreement. The foregoing release and waivers shall have no effect on, and nothing contained in this Agreement shall be construed to release and waive, the Purchaser’s security interests, liens and other rights on the remainder of the Pledged Shares (as defined in the Stock Pledge Agreement) and all of such security interests, liens and rights shall continue in full force and effect until such time as the Stock Pledge Agreement is terminated pursuant to the terms thereof.

10.    Miscellaneous.

(a)    Survival of Representations and Warranties Herein. All representations, warranties and covenants set forth herein shall survive the Closing Date.

(b)    Additional Documents. From time to time after execution of this Agreement, each Party shall, without additional consideration, execute and deliver such further agreements and instruments and take such other action as may be reasonably requested by the other Party in order to carry out the purposes of this Agreement.

(c)    Amendment and Waiver. This Agreement cannot be amended, supplemented or modified, nor can any provision hereof be waived, except by a written instrument signed by the Party against whom enforcement of such amendment, supplement, modification or waiver is sought.

(d)    Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given (a) when delivered by hand; (b) when sent by facsimile or email (with acknowledgment of complete transmission); (c) three days after being sent by certified mail, return receipt requested or (d) one day after deposit with a nationally-recognized overnight delivery service, in each case to the addresses or facsimile numbers set forth on the signature page hereof. Each party hereto shall be entitled to specify a different address or facsimile number for the receipt of subsequent notices or other communications by giving written notice thereof to the other party in accordance with this Paragraph (d).

(e)    Severability. If any term or provision of this Agreement, or the application thereof to any person, entity or circumstance, shall, to any extent, be determined to be contrary to law and unenforceable by any court of law, the remaining terms and provisions of this Agreement, and the application thereof to other persons, entities and circumstances, shall not be invalidated thereby, and each term and provision hereof shall be construed with all other remaining terms and provisions hereof to effect the intent of the parties to the fullest extent of the law.

(f)    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(g)    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)    Entire Agreement. This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof.

(i)    Binding Effect. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(j)    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument and, any signed counterpart shall be deemed delivered by the Party signing it if sent to the other parties hereto by facsimile transmission or electronic transmission and shall be as effective as original ink signatures for the purposes of the execution and delivery of this Agreement.

(k)    Confidentiality. Unless the prior written consent of the other Party is obtained, the sale and purchase of the Subject Shares and all provisions of this Agreement shall be and remain confidential to the Parties, except to the extent that such information is in the public domain or disclosure is required by law or by any regulatory body whether public or not. For the avoidance of doubt, the Parties shall be permitted to disclose the terms of this Agreement to their professional or financial advisors who aware of its confidential nature.

(l)    Assignment. Neither Party may, without the prior written consent of the other Party, assign, grant any security interest over, hold in trust or otherwise transfer the benefit of the whole or any part of this Agreement.

(m)    Costs. All costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, will be borne by the Party that incurred the costs.

Signature page follows.

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Agreement as of the date first above written.

SELLER:

/S/ GARY WINEMASTER
GARY WINEMASTER

Address:	19197 W. Forest Lane
Mundelein, Illinois 60060
Email: Gary.Winemaster@psiengines.com

PURCHASER:

WEICHAI AMERICA CORP.

By:	/S/ HUISHENG LIU
	Name:	Huisheng Liu
	Title:	CEO

Address:	Weichai America Corp.
Attention: Victory Liu
3100 Golf Road Rolling Meadows, Illinois 60008
Email: victor.liu@weichaiamerica.com